                               PIERRE FOODS, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 26, 2002


To Our Shareholders:


     Notice is hereby given that a special meeting of shareholders of Pierre Foods, Inc. will be held on Friday, July 26, 2002 at 10:00 a.m., local time, at the offices of Foley & Lardner, 150 West Jefferson Avenue, Suite 1000, Detroit, Michigan 48226-4416, for the following purposes:



     - to consider and vote on a proposal to adopt and approve the plan of share exchange included in an Amended and Restated Agreement and Plan of Share Exchange, dated as of December 20, 2001, under which PF Management, Inc., a company majority-owned and controlled by James C. Richardson, Jr. and David R. Clark, Pierre Foods' Chairman and Vice-Chairman, respectively, will become the owner of all of the outstanding shares of Pierre Foods common stock and under which each Pierre Foods shareholder (other than PF Management) will become entitled to receive $2.50 in cash for each outstanding share of Pierre Foods common stock. Copies of this exchange agreement and a subsequent amendment are attached to the accompanying proxy statement as Appendices A-1 and A-2 and are described in the proxy statement.


     - to consider and act upon any other matters as may properly come before the special meeting or any adjournment thereof, including any motion to adjourn for the purpose of soliciting additional proxies.


     The board of directors has determined that only holders of Pierre Foods common stock of record at the close of business on June 20, 2002 will be entitled to notice of, and to vote at, the special meeting, including any adjournment.


                                          By Order of the Board of Directors,

                                      /s/ Pamela M. Witters

                                          PAMELA M. WITTERS
                                          Chief Financial Officer,
                                          Secretary and Treasurer

                             YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU CAN ATTEND THE SPECIAL MEETING, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMMON STOCK AT THIS TIME. IF THE EXCHANGE IS APPROVED, THEN INSTRUCTIONS REGARDING THE EXCHANGE OF YOUR SHARES FOR THE CASH EXCHANGE CONSIDERATION WILL FOLLOW.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Summary Term Sheet..........................................    1
Available Information.......................................    5
Who Can Help Answer Your Questions..........................    5
The Special Meeting.........................................    6
     Time, Place and Date; Proxy Solicitation...............    6
     Record Date and Quorum Requirement.....................    6
     Required Vote; Voting Procedures.......................    6
     Voting and Revocation of Proxies.......................    7
     Effective Time.........................................    7
     Payment of Exchange Consideration and Surrender of
      Stock Certificates....................................    7
     Dissenters' Rights of Appraisal........................    7
     Other Matters to be Considered at the Special
      Meeting...............................................    9
Special Factors.............................................    9
     Background of the Exchange.............................    9
     Recommendation of the Special Committee and the Board
      of Directors..........................................   29
     Opinion of Pierre Foods' Financial Advisor.............   34
     Projections............................................   42
     Valuation Analysis of PF Management's Financial
      Advisor...............................................   44
     Conflicts of Interest..................................   50
     Purpose and Reasons of the MBO Group for the
      Exchange..............................................   51
     Position of the MBO Group as to Fairness of the
      Exchange..............................................   52
Effects of the Exchange.....................................   53
The Exchange................................................   54
     Acquisition of Pierre Foods............................   54
     Conversion of Securities...............................   54
     Treatment of Options...................................   54
     Time of Closing........................................   54
     Transfer of Shares.....................................   55
     Conditions.............................................   55
     Financing of the Exchange..............................   56
     Representations and Warranties.........................   56
     Covenants..............................................   56
     Nonsolicitation Covenant...............................   57
     Indemnification and Insurance..........................   57
     Expenses...............................................   57
     Termination, Amendment and Waiver......................   57
     Termination Fee........................................   58
     Regulatory Approvals...................................   58
     Accounting Treatment...................................   58
Fees and Expenses...........................................   59
Federal Income Tax Consequences.............................   59
Information Regarding Pierre Foods..........................   60
     Incorporation Of Documents By Reference................   60

                                                              PAGE
                                                              ----
     Management.............................................   61
     Selected Consolidated Financial Data...................   63
     Stock Ownership........................................   64
     Market Prices of Common Stock; Dividends...............   65
Information Regarding PF Management.........................   66
     Recent Stock Purchases.................................   66
     Management.............................................   68
Certain Relationships and Related Party Transactions........   68
Independent Auditors........................................   71
Shareholder Proposals.......................................   71
Other Matters...............................................   72


APPENDICES


Amended and Restated Agreement and Plan of Share Exchange...  Appendix A-1
Amendment No. 1 to Amended and Restated Agreement and Plan
  of Share Exchange.........................................  Appendix A-2
Opinion of Grant Thornton LLP...............................  Appendix B
Pierre Foods' Annual Report on Form 10-K, as Amended........  Appendix C
North Carolina Dissenters' Rights Statutes..................  Appendix D


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